Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274029, 333-274030, 333-274028, 333-281814, 333-267462, 333-283684, 333-284943 and 333-285007) of Pruco Life Insurance Company of our report dated March 26, 2025, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 26, 2025